Exhibit 99.1

DIRECTVIEW HOLDINGS DECLARES 9:1 STOCK DIVIDEND PAYMENT TO SHAREHOLDERS

Boca Raton, Florida -- November 15, 2010.  DirectView Holdings, Inc. (OTCBB: DIRV) (OTCBB: DIRVD)  announced today that its Board of Directors declared a stock dividend payable in shares of its common stock to its stockholders of record on November 9, 2010.  The Financial Industry Regulatory Authority (FINRA) has approved the dividend payment.  The dividend payment date is today,  November 15, 2010.  Each stockholder will receive nine shares of common stock for each one share owned on the record date.  Stockholders are not required to take any action in connection with the declaration and payment of this stock dividend.  DirectView‘s transfer agent, Standard Registrar & Transfer Company, will process the shares to its stockholders entitled to receive such dividend shares.

DirectView ‘s common stock, which is quoted on the OTCBB under the symbol “DIRV”, will be quoted as “DIRVD” for 20 business days, after which it will revert back to the original symbol.

About DirectView: www.DirectViewInc.com

Statements contained in this news release, other than those identifying historical facts, constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Safe Harbor provisions as contained in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company's future expectations, including but not limited to revenues and earnings, technology efficacy, strategies and plans, are subject to safe harbors protection. Actual Company results and performance may be materially different from any future results, performance, strategies, plans, or achievements that may be expressed or implied by any such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements

Contact:
DirectView Holdings, Inc.
Mr. Roger Ralston
888-704-8700 ext. 111 or +1-561-750-9777 EXT. 111
www.DirectViewInc.com
IR@DirectViewInc.com

Source: DirectView Holdings, Inc.